Exhibit 10.5

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”), dated September 15, 2026 (the “Effective Date”), is entered into by and between Algorhythm Holdings, Inc., a Delaware corporation (the “Company”), and [_________] (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated [__________] (the “Employment Agreement”), and that certain Indmenification Agreement, dated [__________] (the “Indemnification Agreement”); and

WHEREAS, on the Effective Date, the Company terminated Executive’s employment without “Cause” (as such term is defined in the Employment Agreement) pursuant to Section 5.2 of the Employment Agreement effective on the Effective Date; and

WHEREAS, the Company and Executive wish to settle in full certain claims that Executive may have now or in the future against the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Separation Payment. In consideration for the release of the Released Claims by Executive in this Agreement and the other representations, warranties, covenants and agreements made by Executive in this Agreement, the Company agrees to make a one-time payment of [__________] Dollars ($[__________]) (the “Separation Payment”) to Executive on the Effective Date. For the sake of clarity, the Separation Payment payable to Executive under this Agreement is in addition to, and not in lieu of, any compensation and benefits owed to Executive under the Employment Agreement or any other agreement to which Executive and the Company are parties on the Effective Date.

2. Release of Claims.

(a) Release. Effective on the date that Executive has received all compensation owed to him by the Company under the Employment Agreement (including all compensation owed to Executive that is payable to Executive in the future as a result of the application of Section 409A of the Internal Revenue Code of 1986, as amended, and any other reason), Executive, for himself and on behalf of his respective heirs, assigns, beneficiaries, executors, administrators, affiliates, successors and assigns (collectively, the “Releasing Parties”), does hereby fully and irrevocably remise, release and forever discharge the Company and its respective current and former officers, directors, employees, partners, equity holders, affiliates, agents, representatives, attorneys, accountants, consultants, successors and assigns (collectively, the “Released Parties) of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys’ fees and costs) of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that any of the Releasing Parties ever had, now have or may in the future have, for or by reason of any cause, matter or thing whatsoever with respect to any of the Released Parties, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990 (the “ADEA”), Title VII of the Civil Rights Act of 1964, the Executive Retirement Income Security Act of 1974 (excluding claims for vested benefits), the Immigration Reform and Control Act of 1986, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Uniformed Services Employment and Reemployment Rights Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act of 2008, the Constitution of the United States of America, the Florida Civil Rights Act of 1992, the Florida ADIS Act, the Florida Wage Discrimination Law, the Florida Equal Pay Law, the Florida Whistleblower Protection Law, the Florida General Labor Regulations, and any similar local ordinance or workers’ compensation statute, and any other applicable federal, state or local statute, rule, regulation or ordinance relating to discriminatory hiring or employment practices or civil rights laws based on protected class status, common law claims, including claims of intentional or negligent infliction of emotional distress, negligent hiring, negligent retention, negligent training, negligent supervision, defamation, invasion of privacy, breach of a covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment, any claims for or to past or future unpaid salary, commissions, bonuses, incentive payments, expense reimbursements, health care benefits, life insurance, disability insurance and any other income or benefits Executive received or claim he should receive and all other claims of any kind, including but not limited to any claims for attorneys’ fees (excluding claims under COBRA), as well as any and all other claims that Executive may have arising under or in connection with any and all local, state or federal ordinances, statutes, rules, regulations, executive orders or common law, from the beginning of the world up to and including the date of Executive’s execution of this Agreement (collectively, the “Released Claims”), including, but not limited to, Released Claims with respect to the Employment Agreement (except as provided in Section 15 hereof), but specifically excluding Released Claims with respect to this Agreement, the Indemnification Agreement, that certain stock option issued by the Company to Executive [__________], exercisable into [__________]shares of the Company’s common stock, $0.01 par value per share (“Common Stock”; such stock option, the “[__________]”), [__________], and any other agreement entered into between the Company and Executive on or after the Effective Date. For the sake of clarity, Executive is not releasing any Released Claims with respect to this Agreement, the Indemnification Agreement, the Stock Options or any other agreement entered into between the Company and Executive on or after the Effective Date.

(b) No Transfer of Claims. Executive hereby represents, warrants, covenants and agrees that he has not sold, assigned, transferred or otherwise conveyed, and that he will not sell, assign, transfer or otherwise convey, to any other person or entity all or any portion of the Released Claims. Executive further covenants and agrees that neither he nor any of the Releasing Parties will sue or bring, or assign to any third person, any Released Claims or charges against any of the Released Parties with respect to any matter covered by the release set forth in Section 2(a) of this Agreement, or assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth above.

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(c) Newly Discovered Facts. In giving the release set forth in Section 2(a) of this Agreement, Executive acknowledges that he understands the significance and consequence of such release, and that he may hereafter discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement. Nevertheless, Executive hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

(d) Scope of Release. The release set forth in Section 2(a) of this Agreement is intended to be enforceable against Executive in accordance with the express terms and scope thereof, notwithstanding any express negligence rule or any similar directive that would prohibit or otherwise limit releases because of the simple or gross negligence (whether sole, concurrent, active or passive) or other fault or strict liability of any of the Released Parties.

3. Age Discrimination in Employment Act of 1967. Executive acknowledges and confirms that he is waiving any claim under the ADEA and that:

(a) he is receiving consideration which is in addition to anything of value to which he otherwise would have been entitled;

(b) he fully understands the terms of this Agreement and enters into it voluntarily without any coercion on the part of any person or entity;

(c) he was given adequate time to consider all implications and to freely and fully consult with and seek the advice of legal counsel or whomever else he deemed appropriate and has done so;

(d) he acknowledges and confirms that he was not eligible to participate in any other severance offer from the Company;

(e) the consideration paid or provided to Executive under this Agreement is and will be deemed to be adequate consideration for the representations, warranties, covenants and agreements made by Executive under this Agreement;

(f) he was advised in writing, by way of this Agreement, to consult legal counsel before signing this Agreement;

(g) he was advised in writing, by way of this Agreement, that he has at least 21 calendar days within which to consider this Agreement before signing it and, in the event that he signs this Agreement during this time period, said signing constitutes a knowing and voluntary waiver of this time period; and

(h) he has seven (7) calendar days after executing this Agreement within which to revoke this Agreement. If the seventh (7th) day falls on a weekend or national holiday, Executive has until the next business day to revoke. If Executive elects to revoke this Agreement, he will notify the Chief Executive Officer in writing sent by Federal Express Priority Overnight delivery, or by hand delivery with written receipt, of his revocation. Any determination of whether Executive’s revocation was timely sent will be determined by the date of actual receipt by the Chief Executive Officer.

4. Certain Claims. Executive represents and warrants that neither he nor anyone on his behalf has filed any suits, claims or the like against the Company. To the extent that Executive or any third party seeks redress for a Released Claim covered and released by this Agreement and a settlement or judgment of said Released Claim is reached or entered, Executive will designate the Company as the recipient of any such monies allocated to him by the payor or, if that is not possible, Executive will pay to the Company the amount received from the payor within 72 hours of Executive’s receipt of said monies.

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5. Breach of Agreement. In the event the Company breaches any of its obligations under this Agreement, the Employment Agreement, the Indemnification Agreement or the Stock Options, or the Company takes any action or omits to take any action that has the purpose or effect of hindering, frustrating or delaying the performance of any of the Company’s obligations under this Agreement, the Employment Agreement, the Indemnification Agreement, or the Stock Options, then the release set forth in Section 2(a) hereof shall be null and void immediately and automatically without any further action by any person. In such event, notwithstanding the foregoing and anything in this Agreement to the contrary, Executive shall be entitled to retain the Separation Payment in its entirety.

6. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Neither party relied upon any representation or warranty, whether written or oral, made by the other party or any of its or his officers, directors, employees, agents or representatives, in making its or his decision to enter into this Agreement.

7. Amendment. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

8. Extensions and Waivers. The parties hereto entitled to the benefits of a term or provision may: (i) extend the time for the performance of any of the obligations or other acts of the parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto; or (iii) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

9. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties hereto.

10. Governing Law; Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Florida without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in Broward County in the State of Florida. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

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11. Attorneys’ Fees. In the event of any legal, equitable or administrative action or proceeding brought by a party against the other party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its or his attorneys and any costs incurred in such action or proceeding, including costs of appeal, if any, in such amount as the court or administrative body having jurisdiction over such action may award.

12. Additional Representations. The Company represents and warrants that the undersigned has the authority to act on the Company’s behalf and to bind the Company to this Agreement. Executive represents and warrants that he is of sound mind and judgment, is not under any impairment, disability, distress or undue influence that would in any way impair his ability to enter into this Agreement, and has the capacity to act on his own behalf and to bind himself to this Agreement.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Executive may not assign his obligations under this Agreement without the prior written consent of the Company.

14. Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

15. Certain Matters. For the sake of clarity, it is expressly understood and agreed that the terms of Section 21 of the Employment Agreement are expressly intended to apply to the terms of this Agreement and the compensation, benefits and other consideration receivable by Executive hereunder, including but not limited to the Separation Payment, pursuant to the terms of Sections 21 and 27 of the Employment Agreement. Accordingly, notwithstanding anything in this Agreement to the contrary, the release set forth in Setion 2(a) of this Agreement shall not apply to the terms of Sections 21 and 27 of the Employment Agreement.

16. Counterparts. This Agreement may be executed in two or more counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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PLEASE READ CAREFULLY BEFORE SIGNING. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES A RELEASE OF CERTAIN KNOWN AND UNKNOWN, FORESEEN AND UNFORESEEN, AND SUSPECTED AND UNSUSPECTED CLAIMS.

IN WITNESS WHEREOF, the parties hereto have made and signed this Agreement as follows:

ALGORHYTHM HOLDINGS, INC.		EXECUTIVE

By:
	Andrew Thompson	[__________]
Chief Executive Officer

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